Exhibit 13.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Galaxy Strategy & Communications Inc., a British Virgin Islands corporation (the “Company”), on Form 20-F for the year ended December 31, 2010, as filed with the Securities and Exchange Commission (the “Report”), Qiang Wu, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ QIANG WU
Qiang Wu
Chief Executive Officer

February 28, 2011